UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 18, 2003

EARTHLINK, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15605	58-2511877
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1375 Peachtree St., Atlanta, Georgia  30309

(Address of Principal Executive Offices) (Zip Code)

404-815-0770

(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

In connection with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, the Board of Directors of EarthLink, Inc. (“EarthLink”) approved the establishment of a sales plan by Sky D. Dayton, Chairman of the Board of Directors of EarthLink, to sell up to a maximum of 200,000 shares (the “Shares”) of EarthLink’s common stock, par value $.01 per share (the “Common Stock”), between December 16, 2003 and December 17, 2004. Under Mr. Dayton’s sales plan, certain specified amounts of Shares may be sold on a weekly basis subject to the trading price of EarthLink’s Common Stock. According to Mr. Dayton’s latest filing with the Securities and Exchange Commission under Section 16(a) of the Securities Exchange Act of 1934, Mr. Dayton owned 3,416,683 shares of EarthLink Common Stock as of November 12, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC.
(Registrant)

By:	/s/ CHARLES G. BETTY
	Name:	Charles G. Betty
	Title:	President, Chief Executive Officer

Date:  November 20, 2003